Exhibit 99.1
Authorize.Net Announces Second Quarter 2007 Financial Results
Revenue Grows 24% Year over Year
Net Merchant Adds of 10,196, up 27% Year over Year
Achieves Record Level in Transaction Volume and Dollars Processed
Marlborough, MA — July 25, 2007— Authorize.Net Holdings, Inc. (NASDAQ: ANET), a leading e-commerce company, today reported financial results for the quarter ended June 30, 2007.
Revenue from continuing operations for the second quarter of 2007 was a record $17.2 million compared to $13.9 million for the second quarter of 2006. This represents an increase of 24% compared to the prior year.
Income from continuing operations was $2.0 million, or $0.07 per fully diluted share, for the second quarter of 2007, versus $457,000, or $0.02 per fully diluted share, reported for the second quarter of 2006.
Second quarter 2007 results included share-based compensation expense of $588,000, restructuring charges of $93,000 due to a reduction of general and administrative staff related to the Company’s sale of its Telecom Decisioning Services (TDS) business and acquisition costs of approximately $908,000 related to the pending merger with CyberSource Corporation announced on June 18, 2007. Second quarter 2006 results included share-based compensation expense of approximately $1.0 million and a patent litigation settlement expense of $1.5 million.
For the second quarter of 2007, income from continuing operations before share-based compensation expense, restructuring charges and acquisition costs (a non-GAAP financial measure) was $3.6 million, or $0.12 per fully diluted share. A detailed reconciliation of the GAAP and non-GAAP measures is included at the end of this release.
Total revenue from continuing operations for the first six months of 2007 was $33.5 million compared to $27.4 million for the first six months of 2006.
Income from continuing operations for the first six months of 2007 was $4.1 million, or $0.14 per fully diluted share, versus income from continuing operations of $1.0 million, or $0.04 per fully diluted share, for the first six months of 2006. The six months ended June 30, 2007 results include share-based compensation expense of $1.1 million, restructuring charges of $241,000 and the above-mentioned acquisition costs of $908,000. Included in the first six months of 2006 was share-based compensation expense of approximately $2.4 million, restructuring charges of $114,000, and a patent litigation settlement expense of $1.5 million.

Authorize.Net Announces Second Quarter 2007 Financial Results—Page 2
For the first six months of 2007, income from continuing operations before share-based compensation expense, restructuring and acquisition costs (a non-GAAP financial measure) was $6.3 million, or $0.22 per fully diluted share. A detailed reconciliation of the GAAP and non-GAAP measures is included at the end of this release.
Net income, including discontinued operations, was $3.9 million, or $0.14 per fully diluted share, for the first six months of 2007 versus net income, including discontinued operations, of $2.5 million, or $0.09 per fully diluted share, for the comparable period of 2006. Included in net income for the first six months of 2007 is a gain of $1.4 million related to the sale of the TDS business.
“During the second quarter Authorize.Net reached record levels in revenues, gross and net merchant adds, transaction volumes, and dollars processed.” said Robert Donahue, president and CEO.
“We remain confident that Authorize.Net will continue to enjoy attractive growth in revenues and profits driven by the growth in e-commerce.”
Donahue added, “Looking forward, we are very optimistic about the opportunity offered by the pending merger with CyberSource.”
Key Business Metrics
•	Gross merchant adds in the second quarter of 2007 were a record 20,740 with net merchant adds at a record 10,196, up 18% and 27%, respectively, compared to the same period in 2006.

•	Active merchants as of June 30, 2007 were at a record 185,635, up 24% over the prior year.

•	Processed a record $9.4 billion of merchant transactions in the second quarter, up 27% compared to the same period in 2006.

•	Processed a record 90.6 million transactions in the second quarter, a 24% increase over the comparable quarter last year.
Cash and Short-Term Investments
At June 30, 2007, Authorize.Net’s cash and short-term investment position was $130.9 million, compared to $116.2 million at December 31, 2006. This includes funds held for merchants of $9.9 million compared to $8.8 million at December 31, 2006.

Authorize.Net Announces Second Quarter 2007 Financial Results—Page 3
Company Performance versus Previous Guidance — Second Quarter 2007
Authorize.Net’s revenue of $17.2 million was at the upper end of the Company’s second quarter guidance issued on April 25, 2007 of $16.6 million to $17.4 million.
Authorize.Net’s previously issued guidance for earnings per fully diluted share of $0.05 to $0.11 excluded the acquisition costs of $908,000 or $0.03 per fully diluted share related to the pending merger with CyberSource. Fully diluted earnings per share were $0.07 for the second quarter of 2007, which, if adjusted for the acquisition costs above, were at $0.10.
Earnings per fully diluted share before share-based compensation expense, restructuring, and acquisition costs (a non-GAAP financial measure) were $0.12, at the upper end of the guided range of $0.07 to $0.13 for the second quarter of 2007.
Pending Merger with CyberSource Corporation
On June 18, 2007, Authorize.Net announced that it had signed a definitive agreement to merge with CyberSource Corporation. For information regarding this transaction, see Authorize.Net’s Form 8-K filed on June 18, 2007.
Business Outlook
Guidance is only current as of today, July 25, 2007. The Company undertakes no obligation to update its estimates. In light of the Company’s pending merger with CyberSource, it is only providing revenue guidance.
•	The Company anticipates revenue for the third quarter of 2007 to be in the range of $17.6 to $18.4 million.
Non-GAAP Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, (GAAP), the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. Such measures exclude share-based compensation expense, restructuring charges, and acquisition costs. Management believes these non-GAAP financial measures assist in providing a more complete

Authorize.Net Announces Second Quarter 2007 Financial Results—Page 4
understanding of the Company’s underlying operational results and trends. Management uses these measures along with their corresponding GAAP financial measures to help manage the Company’s business and to help evaluate its performance compared to the marketplace. However, the presentation of non-GAAP financial measures is not meant to be considered in isolation or as superior to or as a substitute for financial information provided in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and, therefore, may not be comparable to, similarly titled measures used by other companies. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, contained in the attached exhibits and found on the Company’s website at: www.authorize.net.
Conference Call Information
Authorize.Net will conduct a conference call today, July 25, at 4:30 pm (EDT) to discuss the information contained in this news release. Investors wishing to listen to a webcast of the conference call should link to the “Investor Relations” section of www.authorize.net or www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call will be available online at the Company’s website for one week. The call can also be accessed live over the phone by dialing 1-888-603-6873. The replay will be available approximately three hours after the call and can be accessed by dialing 877-519-4471. The passcode number is 9004955. The replay will be available until Wednesday, August 8, 2007.
Due to the pending merger with CyberSource Corporation, there will be no live question and answer session during the call.
About Authorize.Net Holdings, Inc. (NASDAQ:ANET)
Authorize.Net provides secure, reliable, Internet Protocol (IP) based payment gateway solutions that enable merchants to authorize, settle and manage electronic transactions anytime, anywhere, via Web sites, retail stores, mail order/telephone order (MOTO) call centers and wireless devices. In addition to its payment solutions, Authorize.Net offers extensive value-adding products designed to help merchants manage their business, fight fraud, and improve profitability. Authorize.Net is sold through an extensive network of partners that offer its IP-based payment services to their merchant customers. For more information, please visit Authorize.Net’s web site at www.authorize.net.
###
Contact:
Timothy O’Brien
Chief Financial Officer
(508) 229-3215

Authorize.Net Announces Second Quarter 2007 Financial Results—Page 5
Note to Editors: AUTHORIZE.NET and the Authorize.Net logo are registered trademarks of Authorize.Net Holdings, Inc. All other trademarks and registered trademarks are the properties of their respective owners.
Forward-looking Statements
Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company’s strategic vision, goals, products, services, markets, and growth prospects including, without limitation, its confidence that it will continue to enjoy attractive growth in revenues and profits driven by the growth in e-commerce, its optimism about the opportunity offered by the pending merger with CyberSource Corporation, its guidance for the third quarter of 2007 and its belief that its presentation of non-GAAP financial measures is useful to investors are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) the Company’s revenue concentration in the payment processing business, (ii) continuing rapid change in the payment processing industry and other markets in which the Company does business that may affect both the Company and its customers, (iii) the impact of competitive products, services and pricing on both the Company and its products and services, (iv) market acceptance of the Company’s new or enhanced products, services, and technologies, (v) current and future economic conditions generally and particularly in the payment processing industry, (vi) uncertainties about the Company’s ability to execute on, and about the impact on the Company’s business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, (vii) the impact of compensation expense, acquisition related expenses, restructuring, asset impairment and other charges on the Company’s business and operations, (viii) recognition of cost, revenue and other synergies, and integration, employee retention, channel conflict, and other risks associated with acquisitions, including the pending merger with CyberSource Corporation (ix) the industry risks associated with Authorize.Net’s business and operations including, without limitation, illegal or improper uses of Authorize.Net’s payment system, unauthorized intrusions and attacks on Authorize.Net’s payment system that may impair the operation of its payment systems, changes in or failures to comply with credit card association rules and governmental regulations, changes in the application of existing laws and the impact of new laws, and dependence on relationships with resellers, certain financial institutions and third party payment processors, and (x) the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2006, its quarterly report on Form 10-Q for the quarter ended March 31, 2007, and other public filings. The Company undertakes no obligation to update any forward-looking statements.
Additional Information and Where to Find It
CyberSource and Authorize.Net will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov . In addition, documents filed with the SEC by CyberSource are available free of charge by contacting Investor Relations, CyberSource Corporation, 1295 Charleston Road, Mountain View, California 94043-1307, (650) 965-6000, and documents filed with the SEC by Authorize.Net are available free of charge by contacting Investor Relations, Authorize.Net Holdings, Inc., 293 Boston Post Road, West #220, Marlborough, MA 01752, (866) 916-7380.
Participants in Solicitation
CyberSource and Authorize.Net, and their respective directors, executive officers and other possible employees and advisors, may be deemed to be participants in the solicitation of proxies from the stockholders of CyberSource and Authorize.Net in connection with the merger and related items. Information regarding the directors and executive officers of CyberSource and their ownership of CyberSource shares is set forth in the proxy statement for CyberSource’s 2007 annual meeting of stockholders, which was filed with the SEC on April 9, 2007. Information regarding the directors and executive officers of Authorize.Net and their ownership of Authorize.Net stock is set forth in the proxy statement for Authorize.Net’s 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement/prospectus when it becomes available.

Authorize.Net Holdings, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement
Restated for discontinued operations
(in thousands, except per share data)

	Three Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006
Revenues	$17,227	$16,314	$13,917

Cost of revenues	4,113	3,890	2,893

Gross profit	13,114	12,424	11,024

Operating expenses:
Engineering and development	1,606	1,414	1,280
Sales and marketing	5,236	5,076	4,614
General and administrative	4,424	4,187	5,700
Restructuring charges	93	148	—

Total operating expenses	11,359	10,825	11,594

Income (loss) from operations	1,755	1,599	(570)

Other income, net	1,670	1,705	1,099

Income from continuing operations before provision for income taxes	3,425	3,304	529

Provision for income taxes	1,419	1,218	72

Income from continuing operations	2,006	2,086	457

Discontinued operations, net of income taxes:
Gain on sale of TDS assets, net of income taxes	—	1,436	—
Income (loss) from discontinued operations, net of income taxes	—	(1,581)	397

Total discontinued operations, net of income taxes	—	(145)	397

Net income	$2,006	$1,941	$854

Net income (loss) per common share (basic):
From continuing operations	$0.07	$0.08	$0.02
From discontinued operations	$—	$(0.01)	0.01

Net income per common share (basic):	$0.07	$0.07	$0.03

Net income per common share (diluted):
From continuing operations	$0.07	$0.07	$0.02
From discontinued operations	—	—	0.01

Net income per common share (diluted):	$0.07	$0.07	$0.03

Basic weighted average shares	28,166	27,694	27,243

Diluted weighted average shares	29,205	28,993	28,331

Share-based compensation expense is included in the above expense categories:

Cost of revenues	$27	$11	$14
Engineering and development	91	61	45
Sales and marketing	32	20	20
General and administrative	438	396	964

	$588	$488	$1,043

Authorize.Net Holdings, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement
Restated for discontinued operations
(in thousands, except per share data)

	Six Months Ended
	June 30, 2007	June 30, 2006
Revenues	$33,541	$27,370

Cost of revenues	8,003	5,781

Gross profit	25,538	21,589

Operating expenses:
Engineering and development	3,020	2,667
Sales and marketing	10,312	9,078
General and administrative	8,611	10,365
Restructuring charges	241	114

Total operating expenses	22,184	22,224

Income (loss) from operations	3,354	(635)

Other income, net	3,375	2,109

Income from continuing operations before provision for income taxes	6,729	1,474

Provision for income taxes	2,637	520

Income from continuing operations	4,092	954

Discontinued operations, net of income taxes:
Gain on sale of TDS assets, net of income taxes	1,436	—
Income (loss) from discontinued operations, net of income taxes	(1,581)	1,532

Total discontinued operations, net of income taxes	(145)	1,532

Net income	$3,947	$2,486

Net income (loss) per common share (basic):
From continuing operations	$0.15	$0.04
From discontinued operations	$(0.01)	0.05

Net income per common share (basic):	$0.14	$0.09

Net income per common share (diluted):
From continuing operations	$0.14	$0.04
From discontinued operations	—	0.05

Net income per common share (diluted):	$0.14	$0.09

Basic weighted average shares	27,932	27,134

Diluted weighted average shares	29,112	28,059

Share-based compensation expense is included in the above expense categories:

Cost of revenues	$38	$33
Engineering and development	152	113
Sales and marketing	52	43
General and administrative	834	2,258

	$1,076	$2,447

Authorize.Net Holdings, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Balance Sheets
Restated for discontinued operations
(in thousands)

	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$130,915	$116,172
Accounts receivable, net	2,827	2,894
Deferred Tax Asset	4,690	4,690
Other current assets	1,199	1,250
Current assets of discontinued operations	82	2,737

Total current assets	139,713	127,743

Property and equipment, net	5,427	4,385
Other assets, net	401	418
Restricted cash	500	500
Goodwill	57,628	57,628
Intangible assets, net	14,166	15,582
Deferred tax asset	16,123	15,655
Non-current assets of discontinued operations	—	563

Total assets	$233,958	$222,474

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$7,637	$8,862
Deferred rent obligation	162	606
Deferred revenues	2,518	2,218
Funds due to merchants	9,920	8,751
Reserve for restructuring	1,163	804
Current liabilities of discontinued operations	549	2,536

Total current liabilities	21,949	23,777
Deferred rent, less current portion	411	1,957
Deferred tax liability	7,065	4,754
Reserve for restructuring, less current portion	971	—
Other long-term tax liabilities	2,187	—
Deferred revenue, less current portion	965	971
Long-term liabilities	700	700

Total liabilities	34,248	32,159

Commitments and contingencies

Stockholders’ equity:
Common stock	317	309
Additional paid-in capital	184,318	178,196
Accumulated other comprehensive gain	186	171
Retained earnings	35,700	32,437

Total	220,521	211,113
Less: treasury stock, at cost	(20,811)	(20,798)

Total stockholders’ equity	199,710	190,315

Total liabilities and stockholders’ equity	$233,958	$222,474

Authorize.Net Holdings, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement
GAAP to Non-GAAP Reconciliation
Restated for discontinued operations
(in thousands, except per share data)

	Three Months Ended
		Non-GAAP
	June 30, 2007	Adjustments		June 30, 2007
Revenues	$17,227	$—		$17,227

Cost of revenues	4,113	(27)	(a)	4,086

Gross profit	13,114	27		13,141

Operating expenses:
Engineering and development	1,606	(91)	(a)	1,515
Sales and marketing	5,236	(32)	(a)	5,204
General and administrative	4,424	(1,346)	(b)	3,078
Restructuring charges	93	(93)		—

Total operating expenses	11,359	(1,562)		9,797

Income from operations	1,755	1,589		3,344

Other income, net	1,670	—		1,670

Income from continuing operations before provision for income taxes	3,425	1,589		5,014

Provision for income taxes	1,419	—		1,419

		.

Income from continuing operations	2,006	1,589		3,595

Discontinued operations, net of income taxes:
Gain on sale of TDS assets, net of income taxes	—	—		—
Income (loss) from discontinued operations, net of income taxes	—	—		—

Total discontinued operations, net of income taxes	—	—		—

Net income	$2,006	$1,589		$3,595

Net income (loss) per common share (basic):
From continuing operations	$0.07	$0.06		$0.13
From discontinued operations	—	—		—

Net income per common share (basic):	$0.07	$0.06		$0.13

Net income per common share (diluted):
From continuing operations	$0.07	$0.05		$0.12
From discontinued operations	—	—		—

Net income per common share (diluted):	$0.07	$0.05		$0.12

Basic weighted average shares	28,166	28,166		28,166

Diluted weighted average shares	29,205	29,205		29,205

(a):	Represents share-based compensation expense.

(b):	Represents $908 for costs associated with pending merger with CyberSource and share-based compensation expense of $438.

Authorize.Net Holdings, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement
GAAP to Non-GAAP Reconciliation
Restated for discontinued operations
(in thousands, except per share data)

	Six Months Ended
		Non-GAAP
	June 30, 2007	Adjustments		June 30, 2007
Revenues	$33,541	$—		$33,541

Cost of revenues	8,003	(38)	(a)	7,965

Gross profit	25,538	38		25,576

Operating expenses:
Engineering and development	3,020	(152)	(a)	2,868
Sales and marketing	10,312	(52)	(a)	10,260
General and administrative	8,611	(1,742)	(b)	6,869
Restructuring charges	241	(241)		—

Total operating expenses	22,184	(2,187)		19,997

Income from operations	3,354	2,225		5,579

Other income, net	3,375	—		3,375

Income from continuing operations before provision for income taxes	6,729	2,225		8,954

Provision for income taxes	2,637	—		2,637

		.

Income from continuing operations	4,092	2,225		6,317

Discontinued operations, net of income taxes:
Gain on sale of TDS assets, net of income taxes	1,436	—		1,436
Income (loss) from discontinued operations, net of income taxes	(1,581)	71	(a)	(1,510)

Total discontinued operations, net of income taxes	(145)	71		(74)

Net income	$3,947	$2,296		$6,243

Net income (loss) per common share (basic):
From continuing operations	$0.15	$0.08		$0.23
From discontinued operations	(0.01)	—		(0.01)

Net income per common share (basic):	$0.14	$0.08		$0.22

Net income per common share (diluted):
From continuing operations	$0.14	$0.08		$0.22
From discontinued operations	—	—		—

Net income per common share (diluted):	$0.14	$0.08		$0.22

Basic weighted average shares	27,932	27,932		27,932

Diluted weighted average shares	29,112	29,112		29,112

(a):	Represents share-based compensation expense.

(b):	Represents $908 for costs associated with pending merger with CyberSource and share-based compensation expense of $834.